____________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event report)               February 18, 2011

ALLEZOE MEDICAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

STANFORD MANAGEMENT LTD.
(Former Name if Changed Since Last Filing)

Delaware	333-108218	98-0413066
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6170 Research Road, Suite 103 Frisco, Texas (Address of Principal Executive Offices) 2431 M. de la Cruz Street Pasay City, Philippines	75034-2787
(Former address if changed since last filing)	(Zip Code)

                                                                     Registrant’s telephone number, including area Code:                                                                                                            214-290-8031

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the follow provisions:

     □           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     □           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     □           Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17
    CFR 240.14d-2(b))
     □           Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17
    CFR 240.13e-4(c))

Section 2– Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

 Previously reported in a Current Report on Form 8-K filed on January 25, 2011, Registrant entered into a definitive Acquisition Agreement effective January 24, 2011to acquire all of the issued and outstanding stock of Organ Transport Systems, Inc., a Nevada corporation based in Frisco, Texas (“OTS”).  OTS is a biomedical company engaged in developing, patenting, and commercializing portable hypothermic, oxygenated preservation and transport technology for human organs. OTS plans to redefine human organ transplantation with its LifeCradle®® product line through better preservation.  That acquisition has closed on February 18, 2011.

Under the terms of the Acquisition Agreement, Registrant acquired 100 percent of the issued and outstanding shares of OTS from its sole shareholder, Healthcare of Today, Inc., in exchange for the issuance of 78,255,000 common shares of Registrant representing sixty (60) percent of the resulting issued and outstanding common shares of Registrant on a fully diluted basis (the “Share Exchange”), which shares will thereafter be non-dilutable and will always maintain a sixty (60) percent ownership in Registrant.  All outstanding liabilities of Registrant have been discharged, paid or converted into equity at closing and the existing mining operations of Registrant were transferred at closing to Executor Capital, Inc., a Belize corporation, for the assumption of all such liabilities.  The current officers and directors of Registrant also resigned at Closing and appointed Michael Holder and Hyman White as the directors of the Registrant, effective February 18, 2011.  The name of Registrant also has been changed to Allezoe Medical Holdings, Inc., to reflect its new business direction, and the trading symbol for its common stock has been changed to ALZM.

Prior to the entry into the Acquisition Agreement on January 24, 2011, there was no relationship between Registrant or any of its affiliates and Healthcare of Today, Inc. or Organ Transport, Inc. or any of the officers, directors or affiliates of either of them.  Since there is no significant trading activity in the common shares of Registrant, and both Healthcare of Today and Organ Transport are private companies whose shares do not trade on any public markets, no specific valuation was assigned to the transaction by the parties; however, Healthcare of Today previously acquired all of the issued and outstanding stock of OTS from its former owners in  June 2010 for consideration agreed to as shares of common stock of Healthcare of Today valued at $70,000,000 and interest bearing promissory notes with a face value of $30,000,000, which, if applied to the78,255,000 common shares of Registrant issued in the acquisition, would indicate a pro forma acquisition value of $1.28 per share for the Registrant’s shares.

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities.

As a result of the acquisition transaction, Registrant has issued 78,255,000 common shares in a private transaction to Healthcare of Today, Inc. and was offered only to Healthcare of Today, Inc., a California corporation, in a single transaction in California.  The shares were issued in reliance on Sections 3a(11) and 4(2) of the Securities Act of 1933.  As a result of the issue, there are now 130,425,000 common shares of Registrant issued and outstanding.  The planned acquisition of the shares and the change of control of Registrant were reported on a Form 14F-1 Report filed on January 25, 2011.

Section 5 – Corporate Governance and Management

Item 5.01  Changes in Control of Registrant.

As a result of the acquisition of all of the outstanding stock of Organ Transport from Healthcare of Today, Inc., there has been a change in control of Registrant, as previously reported on Schedule 14F-1 filed with the Commission on January 25, 2011, which report is incorporated by reference.

On January 24, 2011, Registrant entered into an amended Acquisition Agreement to acquire 100 percent of the issued and outstanding common stock of Organ Transport Systems, Inc. from its former sole shareholder, Healthcare of Today, Inc. in exchange for common  shares of Registrant equal to sixty (60) percent of the resulting total common shares issued and outstanding, which shares thereafter will be non-diluting, so that any issue of additional common shares will result in the issue of common shares to Healthcare of  Today, Inc., so that it will always maintain 60 percent voting control of Registrant.  As part of the Acquisition Agreement and the closing of the acquisition transaction, Jancy Gregorio, the Chief Executive Officer, President and director of Registrant, and Reynan Ballan, Secretary, Treasurer Chief Financial Officer, and director of Registrant, resigned after appointing the following to replace them:

Michael B. Holder, MBA                                                      President, Director and CEO
Hyman P. White                                                      Secretary/Treasurer and Director

Although Registrant has indicated in its recent periodic filings with the Commission that it is not a shell company, the fact that it had minimal activities as an exploration stage company and the fact that the assets and liabilities associated with its former exploration stage company activities have been divested as part of the acquisition transaction, Registrant is filing with this Form 8-K Current Report the information that would be required if Registrant were filing a general form of registration on Form 10.  See Item 5.06 below.

Item 5.02.  Departure of Directors or Certain Offices; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 18, 2011, the then officers and directors of Registrant, Jancy Gregorio, the Chief Executive Officer, President and director of Registrant, and Reynan Ballan, Secretary, Treasurer Chief Financial Officer, and director of Registrant, resigned after appointing the following to replace them:

Michael B. Holder, MBA                                                      President, Director and CEO
Hyman P. White                                                                     Secretary/Treasurer and Director

Neither Mr. Ballan nor Mr. Gregorio expressed any disagreement with Registrant that caused either of them to resign as officers and directors, and their resignations resulted solely from the change of control caused by the Acquisition Agreement.  Mr. Ballan and Mr. Gregorio have been provided with a copy of this disclosure more than one day before its filing and have been provided with the opportunity to provide a letter stating whether he agrees or disagrees with the disclosure.

There is currently no material plan, contract or arrangement, or any agreement or understanding with either Mr. Holder or Mr. White in connection with the acquisition of Organ Transport Systems, Inc. by Registrant, or any plan or agreement for compensation of Mr. Holder or Mr. White by Registrant.  Mr. Holder and Mr. White are both officers and directors of Organ transport Systems, Inc. and receive compensation for their services in those capacities.

Michael B. Holder is an experienced executive with over 25 years of demonstrated success in operational, fund-raising, and transactional capacities. Prior to his current role, Mr. Holder is currently the Chairman and Chief Executive Office of Organ Transport Systems, Inc..  a medical device company.  Mr. Holder is also a Founder, Director and has served as acting CFO of Servergy Inc., a computer hardware company.  Mr. Holder previously was a Vice President with and managed the technology solutions business for Premier Inc., an $18 billion hospital group purchasing organization and supplier. During Mr. Holder’s career, he has served as an executive with both another leading healthcare company, BeaconEye Inc., where he completed an IPO and a strategic sale of the company, and with the Sam Walton family private equity fund, Heartland Capital Partners. Mr. Holder has led corporate development activities for AMR Corporation. Mr. Holder received his M.B.A. from the Wharton School of Business, his B.S. in Business Administration from the University of North Carolina, and previously earned a CPA designation in Texas.

Hyman P. White is the founder of Organ Transport Systems, Inc. and served as CEO until 2004 at which time he assumed his current position as Executive Vice President-Business Development, Secretary and Treasurer.. Prior to OTS, his career includes almost 30 years of experience in the medical technology and device marketplace primarily with Baxter, C.R Bard, Motorola and TechLease.  Mr. White served in and was honorably discharged from the United States Air Force. Mr. White earned his B.B.A. in Business and Marketing from the University of North Texas.

Item 5.03.  Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On February 9, 2011, Registrant amended its Articles of Incorporation to change the corporate name from Stanford Management Ltd. to Allezoe Medical Holdings, Inc. by filing a Certificate of Amendment with the Secretary of State of Delaware.  That amendment became effective on February 17, 2011.

Item 5.06.  Change in Shell Company Status.

Although Registrant has indicated in its recent periodic filings with the Commission that it is not a shell company, the fact that it had minimal activities as an exploration stage company and the fact that the assets and liabilities associated with its former exploration stage company activities have been divested as part of the acquisition transaction, Registrant is filing with this Form 8-K Current Report the information that would be required if Registrant were filing a general form of registration on Form 10.

As a result of the Share Exchange, Organ Transport Systems became our wholly owned subsidiary and became our main operational business.  Consequently, we believe that the Share Exchange has caused us to cease to be a shell company if in fact we were a shell company prior to the transaction.  For information about the Share Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Organ Transport Systems, Inc. is a Nevada corporation with its principal offices located in Frisco, Texas.

Item 1.	Business.

The Company

Allezoe Medical Holdings, Inc. has filed this Form 10 on a voluntary basis for the purpose of becoming a fully reporting company.  Allezoe Medical Holdings, Inc. (the “Company”, “us”, or “we”) was incorporated under the laws of the state of Delaware on September 14, 2008 as Stanford Management Ltd.  Effective February17, 2011, the Company changed its corporate name to Allezoe Medical Holdings, Inc. and received a new trading symbol ALZM.  Organ Transport Systems, Inc. was incorporated under the laws of the state of Nevada on July 13, 1999.

The Business

Organ Transport Systems, Inc. (“OTS”) is a development stage company. The Company was organized under the laws of the State of Nevada on July 13, 1999.  Organ Transport Systems, Inc. is a dynamic medical technology company based in Frisco, Texas. The Company has developed human organ preservation technologies designed to revolutionize the organ transplantation industry by dramatically improving the quality and increasing the availability of vital organs. The Company’s strategic goal is to be the worldwide leader of technologically advanced products and services for the entire organ preservation and enhancement market. The organ transplant market is approximately $9 billion in the U.S., of which $1.8 billion is spent on organ procurement and transportation alone.

Current Business of OTS

OTS was incorporated in July, 1999 and has devoted substantially all of its efforts to the design and development of the LifeCradle®.

The LifeCradle® is comprised of two principal components: a portable platform and an organ specific disposable set. The portable platform is a non-sterile, reusable instrument that houses the components of the LifeCradle®, including the disposable set. Because each disposable set is sterile and designed for a single use with each organ, our customers will need to purchase a new disposable set for each organ transplant that is performed using the LifeCradle®. Initially, we expect to derive much of our revenue from the sale of portable platforms. Over time, however, as use of the LifeCradle® for transplant procedures increases, we expect sales of the disposable sets will represent the majority of our revenue and will drive our revenue growth. Our ability to drive revenue growth will depend on hospitals, transplant centers and physicians adopting the LifeCradle® as a standard of care for use in organ transplant procedures.

We are a development stage enterprise as defined in FASB Accounting Standards Codification (“ASC”) Topic 915-10, Development Stage Enterprises (formerly Statement of Financial Accounting Standards, No. 7, Accounting and Reporting by Development Stage Enterprises), with a limited operating history. Beginning in 1999, we adopted a fiscal year that ends on the last day in December. We operate as one reportable segment. As of September 30, 2010, we had not generated any revenue. We have incurred net losses in each year since our inception. As of September 30, 2010, we had a deficit accumulated during the development stage of $20.2 million. We expect our losses to increase for a number of years as we continue our development activities and expand our commercialization activities. To date, we have funded our cash requirements primarily with proceeds from the sale of equity securities and from equipment financings. To the extent our cash, cash equivalents and investments, including the net proceeds from this offering, are insufficient to fund our future cash requirements, we may be required to raise additional capital. Any such required additional capital may not be available on reasonable terms, if at all. If we are unable to obtain additional capital, we may be required to reduce the scope of, delay or eliminate some or all of, our planned development and commercialization activities, which could materially harm our business.

Plan of Operation

We are a development stage company which plans to enter into the business of providing hospitals, transplant centers and physicians with advanced organ transportation technology, allowing hospitals, transplant centers and physicians to use this technology to make organ preservation and transportation more efficient and effective. If we obtain FDA clearance of the LifeCradle®, we intend to market our products in the United States through a direct sales force supported by clinical specialists.

We also plan to acquire additional related or complementary companies and business to add to our cash flow as well as to enhance the development and marketing of the Life Cradle®

Our Product

The LifeCradle® technology is planned to (i) increase the number and quality of currently transplantable organs (generally provided from brain dead donors), (ii) expand the traditional pool of donor organs to include organs from deceased cardiac donors in addition to brain dead donors, (iii) treat and improve the health of currently non-transplantable organs, and (iv) expand beyond transplantation to externally treat organs of patients prior to replacing them back within the patient’s body – all while reducing the costs associated with preservation, hospital stay, and ischemic time related patient complications. Research for all four steps has been conducted and/or proposed by leading transplant programs in collaboration with OTS around the world.

The Company believes its technology can roughly double the size of the transplant industry by improving the condition of organs and significantly extending the post-procurement life of donor organs (e.g. 4 times longer for donor hearts) which could potentially enable the transplantation of up to 80% of documented hearts currently not transplanted. The Company has completed in excess of 225 preservation experiments (rat, swine, canine and human hearts) with its technology. In proof of concept experiments in swine hearts we have demonstrated perfusion times up to 24 hours followed by successful transplantation. Superior results include far less apoptosis (cell death), tissue lactate build up, and levels of the CK-MB isoenzyme (heart muscle damage), as well as active oxygen consumption and stable pH. Recent studies presented at the 2009 International Society of Heart & Lung Transplantation in Paris with discarded human hearts using the LifeCradle® in the real donor operating room setting have verified the ease of use in the current procurement process. Twelve-hour preservation periods with these discarded human hearts in the LifeCradle® have shown that the hearts are still consuming oxygen and the tissue lactate levels are significantly lower than in the cold, static storage controls at the end of the preservation periods. These results are consistent with the findings in the earlier animal transplant studies. The Company’s initial product, The LifeCradle® HR Cardiac Perfusion System (the ‚LifeCradle® HR‛), perfuses and feeds a heart via a circulating, oxygenated, hypothermic, nutrient solution with the intention to better preserve and maintain the organ beyond current standards of care. The LifeCradle® HR does this by (i) providing stable temperature control, (ii) maintaining aerobic metabolism through the delivery of oxygen and nutrients, (iii) providing real-time metabolic and physiological data during perfusion, and (iv)fitting seamlessly into the procurement environment, requiring negligible resource commitment. With its LifeCradle® HR device, OTS’ plans to (i) decrease the current travel time restrictions associated with the prevailing organ transportation process, (ii) provide the time necessary to evaluate the organ’s health instead of preemptively rejecting an organ simply due to a quick assessment of the donor’s medical or social history, (iii) resuscitate organs that are temporarily in poor condition (too fatigued), (iv) reduce the probability of organ damage prior to transplantation and complications following procurement, and (v) medically treat and enhance previously non-transplantable organs. All of these benefits could improve transplant outcomes and/or reduce costs or expand the pool of transplantable organs and thus transplants. In 2006, ~41,000 available organs went unused while ~96,000 were on the transplant waiting list at the end of the year and almost 110,479 are waiting today.

While the Company’s initial product is designed for heart preservation in transplantation, the Company plans to adapt its technology for additional organs such as the liver, kidney, lungs, pancreas, intestines and limbs. The Company is also developing proprietary perfusion solutions to be used in the LIFECRADLE® devices.

Competitive Advantages

The Company believes there are several competitive advantages with its system over competitive systems.  Organ Transport Systems, Inc. has a system (LifeCradle®) that transports donor hearts while pumping a proprietary solution through the organ keeping it at optimal levels for transplantation. The LifeCradle® keeps the donor organ at an optimum level by keeping the organ at ideal temperatures and by continuous monitoring during transportation. The only comparative system is a “warm blood” device that has been on the market but has failed to be proven effective. All other competitive technology is an “igloo” cooler full of ice that is used to transport the donor heart.

At this point however, we cannot provide any assurance or guarantee that we will be successful and capitalize upon the believed competitive advantages described above.

Legislation

COMPETITION

Our main competition provides  a heart perfusion device that attempts to maintain a “beating” heart during preservation and utilizes “warm blood” as a perfusion solution.  This technology has not received FDA clearance to market its product in the US.   The primary means of preserving hearts and other transplantable organs continues to be an  “igloo” cooler, ice and FDA regulated preservation fluid approved only for this static, as opposed to machine  based,  preservation.  .

There can be no assurance that Organ Transport Systems, Inc. will ever be able to compete with any of the competitors described herein.  In addition, there may be other competitors the company is unaware of at this time that would also impede or prevent the company’s success.

EMPLOYEES

As a result of the Share Exchange transaction, we now have four employees, all of whom work for Organ Transport Systems, Inc.  Organ Transport Systems, Inc. has utilized a significant number of outside vendors and consultants to facilitate its product development, research and regulatory affairs.
Item 1A.	Risk Factors.
You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

OUR MANAGEMENT HAS LIMITED EXPERIENCE IN MANAGING AND OPERATING A PUBLIC COMPANY. ANY FAILURE TO COMPLY OR ADEQUATELY COMPLY WITH FEDERAL SECURITIES LAWS, RULES OR REGULATIONS COULD SUBJECT US TO FINES OR REGULATORY ACTIONS, WHICH MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our current management has limited experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its attorneys and accountants. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in the development of an active and liquid trading market for our stock.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL OVER FINANCIAL REPORTING, OUR ABILITY TO ACCURATELY AND TIMELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD MAY BE ADVERSELY AFFECTED AND INVESTOR CONFIDENCE AND THE MARKET PRICE OF OUR COMMON STOCK MAY BE ADVERSELY IMPACTED.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-K. Under current SEC rules, our management may conclude that our internal controls over our financial reporting are not effective.  Even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.

THE LACK OF EXPERIENCED ACCOUNTING STAFF MAY LEAD TO MATERIAL WEAKNESS IN THE PREPARATION OF OUR FINANCIALS.

A material weakness may occur in the preparation of our financials due to insufficient resources in our accounting and finance department, resulting in (i) an ineffective review, monitoring and analysis of schedules, reconciliations and financial statement disclosures, and (ii) the misapplication of U.S. GAAP and SEC reporting requirements. Due to the effect of the lack of resources, including a lack of resources that are appropriately qualified in the areas of U.S. GAAP and SEC reporting, this could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of the Company’s financial information.

THE DEVELOPMENT OF OUR PRODUCTS MAY BE SLOWER THAN PROJECTED.

The development of our products and services and the implementation of such products in customer environments may take longer than expected. The sales cycle for contemplated products is long and the adoption rates are unknown, thus it may take longer for us to achieve meaningful revenue or meet our projections.

OUR PLANNED EXPANSION COULD BE DELAYED OR ADVERSELY AFFECTED BY, AMONG OTHER THINGS, DIFFICULTIES IN OBTAINING SUFFICIENT FINANCING, TECHNICAL DIFFICULTIES, OR HUMAN OR OTHER RESOURCE CONSTRAINTS.

Our planned expansion could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints. Moreover, the costs involved in these projects may exceed those originally contemplated. Costs savings and other economic benefits expected from these projects may not materialize as a result of any such project delays, cost overruns or changes in market circumstances. Failure to obtain intended economic benefits from these projects could adversely affect our business, financial condition and operating performances.

WE ENCOUNTER SUBSTANTIAL COMPETITION IN OUR BUSINESS AND ANY FAILURE TO COMPETE EFFECTIVELY COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

As described in the products section, for every product we sell, we encounter strong competitors. We anticipate that our competitors will continue to expand and seek to obtain additional market share with competitive price and performance characteristics. Aggressive expansion of our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations and financial condition.

OUR LIMITED OPERATING HISTORY MAY NOT SERVE AS AN ADEQUATE BASIS TO JUDGE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

Our limited operating history may not provide a meaningful basis for evaluating our business. We have just entered into our current line of business in February, 2011.  We cannot guaranty that we will maintain profitability or that we will not incur net losses in the future. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

•	obtain sufficient working capital to support our expansion;

•	expand our product offerings and maintain the high quality of our products;

•	manage our expanding operations and continue to fill customers’ orders on time;

•	maintain adequate control of our expenses allowing us to realize anticipated income growth;

•	implement our product development, sales, and acquisition strategies and adapt and modify them as needed;

•	successfully integrate any future acquisitions; and

•
anticipate and adapt to changing conditions in the battery and light bulb industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our business may be materially and adversely affected.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUES AT LEVELS WE EXPECT.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our producing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

WE CANNOT ASSURE YOU THAT OUR GROWTH STRATEGY WILL BE SUCCESSFUL WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

One of our strategies is to grow through increasing our product lines. However, there are many obstacles to expand our product lines. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this sustainable growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to carry out our corporate strategy and we would be forced to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our securities can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the Units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

NEED FOR ADDITIONAL EMPLOYEES.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and operation will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the construction industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

THE LOSS OF THE SERVICES OF OUR KEY EMPLOYEES, PARTICULARLY THE SERVICES RENDERED BY OUR OFFICERS AND DIRECTORS, COULD HARM OUR BUSINESS.

Our success depends to a significant degree on the services rendered to us by our key employees.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of our sole officer and director. The loss of any key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

WE ARE HIGHLY DEPENDENT ON TECHNOLOGY.

Our business and our results of operations is highly dependent on technology our business faces many technology related risks.  Infringements of our intellectual property could adversely affect our ability to compete. Our patent applications may be rejected in whole or in part in the United States or in other jurisdictions around the world. We may have to defend ourselves against claims of intellectual property infringement, which could be very expensive for us and harm our business and financial condition. We may be a party to lawsuits in the course of our business. Litigation can be expensive, lengthy, and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict. An unfavorable resolution of a particular lawsuit could have a material adverse effect on our business, operating results, or financial condition.

OUR FUTURE SUCCESS IS DEPENDENT ON INTELLECTUAL PROPERTY OWNED BY US.

The Company may not be able to protect unauthorized use of intellectual property licensed to us and take appropriate steps to enforce its rights.  Although management does not believe that its services infringes on the intellectual rights of others, there is no assurance that the Company may not be the target of infringement or other claims.  Such claims, even if not true, could result in significant legal and other costs associated and may be a distraction to management.  We plan to rely on a combination of copyright, trade secret, trademark laws and non-disclosure and other contractual provisions to protect our proprietary rights.  Because the policing of intellectual and intangible rights may be difficult and the ideas and other aspects underlying our business model may not in all cases be protectable under intellectual property laws, there can be no assurance that we can prevent competitors from marketing the same or similar products and services.

DIFFICULTIES IN ESTABLISHING A NEW PRODUCT

We are an early stage company, bringing to market an advanced and unproven technology. We may not be able to raise sufficient financing to effect our business plan and deliver products and services that are accepted by customers. If we cannot find adequate capital on reasonable terms, investors will face a significant risk of losing their investments in their entirety.

WE WILL INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

WE MAY NOT BE ABLE TO MEET THE INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SECURITIES AND EXCHANGE COMMISSION RESULTING IN A POSSIBLE DECLINE IN THE PRICE OF OUR COMMON STOCK AND OUR INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. Commencing with its annual report for the year ending December 31, 2010, we will be required to include a report of management on its internal control over financial reporting.  The internal control report must include a statement of:

•	management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	management’s assessment of the effectiveness of its internal control over financial reporting as of year-end; and

•	the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following year, our independent registered public accounting firm is required to file its attestation report separately on our internal control over financial reporting on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our securities and our ability to secure additional financing as needed.

Risks Relating To Our Industry

There is substantial competition in the solar and thermal power industry.  Existing and new competitors may continue to improve their products and to introduce new products with competitive price and performance characteristics.   Our competitors have the advantage of established relationships within the industry and they may be more highly capitalized.  In addition, we cannot assure that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

The Company may not be able to protect unauthorized use of intellectual property licensed to us and take appropriate steps to enforce its rights.  Although management does not believe that its services infringes on the intellectual rights of others, there is no assurance that the Company may not be the target of infringement or other claims.  Such claims, even if not true, could result in significant legal and other costs associated and may be a distraction to management.  We plan to rely on a combination of copyright, trade secret, trademark laws and non-disclosure and other contractual provisions to protect our proprietary rights.  Because the policing of intellectual and intangible rights may be difficult and the ideas and other aspects underlying our business model may not in all cases be protectable under intellectual property laws, there can be no assurance that we can prevent competitors from marketing the same or similar products and services.

Risks Related To Our Securities

OUR COMMON STOCK IS QUOTED ON THE OTC BULLETIN BOARD WHICH MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our Common Stock is quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

THERE IS LIMITED LIQUIDITY ON THE OTCBB.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information.  Due to lower trading volumes in shares of our Common Stock, there may be a lower likelihood of one’s orders for shares of our Common Stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

IN ORDER TO RAISE SUFFICIENT FUNDS TO EXPAND OUR OPERATIONS, WE MAY HAVE TO ISSUE ADDITIONAL SECURITIES AT PRICES WHICH MAY RESULT IN SUBSTANTIAL DILUTION TO OUR SHAREHOLDERS.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our common shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Florida law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the Securities and Exchange Commission (“SEC”), indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

CURRENTLY, THERE IS A LIMITED PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCES THAT ANY SUBSTANTIAL PUBLIC MARKET WILL EVER DEVELOP AND, EVEN IF DOES, IT IS LIKELY TO BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

We have a trading symbol for our common stock, ALZM, which permits our shares to be quoted on the OTCBB. However, our stock has been thinly traded since approval of our quotation on the over-the-counter bulletin board by FINRA in September, 2009. Consequently, there can be no assurances as to whether:

•	any significant market for our shares will develop;

•	the prices at which our common stock will trade; or

•
the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of us and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

WE ARE NOT LIKELY TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate.

WE MAY NOT BE ABLE TO EFFECTIVELY CONTROL AND MANAGE OUR GROWTH.

If our business and markets grow and develop as we expect, it may be necessary for us to finance and manage expansion in an orderly fashion. In addition, we may face challenges in managing expanding product offerings. Such eventualities will increase demands on our existing management and facilities. Failure to manage this growth and expansion could interrupt or adversely affect our operations and cause production backlogs, longer product development time frames and administrative inefficiencies.

WE MAY BE SUBJECT TO THE PENNY STOCK RULES WHICH WILL MAKE OUR SECURITIES MORE DIFFICULT TO SELL.

We may be subject in the future to the SEC’s “penny stock” rules if our securities sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities. As long as our securities are subject to the penny stock rules, the holders of such securities may find it more difficult to sell their securities.

OUR CONTROLLING SHAREHOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Healthcare of Today, Inc. owns approximately 60 percent of our common stock pursuant to the terms of the Acquisition Agreement.  In this case, all of our officers and directors may be elected by Healthcare of Today, Inc. which will be able to exercise control over all matters requiring shareholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and they will have significant control over our management and policies. The directors elected by this shareholder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other shareholders to approve transactions that they may deem to be in their best interest. For example, our controlling shareholders will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

Risks Relating to the Business of OTS

If any of the following risks occur, our business, financial condition and operating results could materially suffer. In that event, the ability of OTS to make the required bond interest payments could be compromised. Further, the ongoing viability of OTS as a business could be compromised.

An investment in OTS as well as the ultimate commercial success of OTS and its LifeCradle® technologies is dependent upon, but not limited to, the timely and cost-effective completion of the following activities:

•	completion of a final commercial device design for the LifeCradle® heart device and perfusion solutions;
•
development of a separate LifeCradle® device and solution design, research, regulatory process, manufacturing process and other commercialization considerations for each heart and non-heart organs to be addressed by OTS (e.g. the lung, kidney, liver etc.);

•	manufacturing of LifeCradle® devices and solutions in accordance with Good Manufacturing Practices and Quality System Regulations;
•	clinical study completion as well as FDA and other international government regulatory clearances separately for each LifeCradle® organ device and solution;
•	acceptance of the LifeCradle® organ device and solution in the marketplace by transplant surgeons and the greater transplant community;
•	adequate intellectual property (“IP”) protection with no infringement of competitor IP by OTS IP;
•	adequate reimbursement provided by government agencies, private insurers and other reimbursement parties in the US and internationally;
•	development of an effective sales and marketing team and strategies;
•	avoidance of materially adverse litigation related to product design and performance, adverse outcomes or intellectual property issues;
•	compliance with required FDA and other government regulatory and quality policies and procedures post product clearance ; and
•	the recruitment and retention of skilled, well-qualified OTS employees, consultants, advisors and additional team members to execute the OTS business plan and objectives.

The lack of successful completion of any of the above referenced activities, or other OTS activities required in order that OTS achieve its business objectives, could result in material adverse consequences to the OTS business and its prospects including, but not limited to, significant product and other commercialization time delays, material additional expenses, significant reductions in or possibly the elimination of revenues and profitability.

The following provides additional specific risk considerations relative to a bond financing of OTS.
OTS will need to further demonstrate the efficacy of the LifeCradle® to transplant surgeons and the transplant community to adequately demonstrate it value proposition necessary to realize its business plans and objectives:
Until the last several years, the LifeCradle® technology has had a limited amount of exposure in the transplant community. In the last several years, the primary means of interacting with the transplant community and gaining exposure for the LifeCradle® has been through transplant center site visits, transplant conferences, and telephonic conference calls with cardiac transplant surgeons. These interactions have been supplemented with peer reviewed publications and presentations by our medical research collaborators. In the process, the OTS team has visited with many of the world’s leading cardiac and other organ transplant surgeons at over 30 leading transplant centers to share with them OTS research and product development to date and to gain insight for designs and suggested changes in the LifeCradle® device. OTS must continue to successfully introduce the LifeCradle® product and related research to additional hospitals and other essential organ procurement personnel to gain necessary market acceptance. To further achieve recognition of the efficacy of LifeCradle® technology across multiple organs, OTS will need to conduct human trials in each separate organ technology. This is required to provide effective affirmation of better surgical outcomes, a reduction of loss of available donated organs, a reduction in the cost of organ procurement as well as a reduction in the cost of patient care.

Sophisticated medical products are typically accepted through peer recommendations and sound clinical studies that support the use of the products and demonstrate the lifesaving or beneficial efficacy of a product such as the LifeCradle®. These outcomes need to be shared with other potential users of the technologies to gain transplant community and peer acceptance. The process typically occurs over an extended period of time and demands excellent strategic planning for sales and marketing driven by regulatory approval and peer acceptance.
OTS has limited experience in manufacturing the LifeCradle®. Selection of the correct manufacturing facility and engineering team is imperative for success. Any delays in manufacturing could significantly and adversely affect the financial projections outlined in this offering.

Although OTS has successfully fabricated research prototypes for use in laboratories and demo models for clinical use, the company has not assembled or manufactured the LifeCradle® in its final design or on a commercial scale. Accordingly, some technical challenges may still be ahead for OTS. We must successfully identify, hire, and retain the appropriate manufacturing vendor and related qualified personnel to be successful in manufacturing the LifeCradle®. OTS is not currently a registered medical device manufacturer and will have to set-up and abide by FDA regulations pertaining to Good Manufacturing Practices (GMPs) and Quality System Regulations (QSR). OTS and its outsourcing partners will be subjected to and need to successfully manage FDA inspections to continue the marketing of the OTS LifeCradle® device FDA post-clearance.

There are a number of factors which could potentially cause interruption in the LifeCradle® manufacturing process, including but not limited to,

•	Supplier work stoppages,
•	Economic stress on outsourced vendors,
•	Unforeseen technology malfunctions,
•	Imposed shut down of manufacturing by regulatory authorities for improper operations under mandated regulations and guidelines,
•	Damage to the manufacturing facility due to natural disaster or other unforeseen events, and
•	Power shortages.

An inability to effectively manufacture the LifeCradle® could materially impact our ability to realize our projected revenues and profitability. OTS currently outsources all its manufacturing and assembling and these companies often depend on sole source product vendors for parts and supplies for the LifeCradle®. Some of the components are even custom made and are not available as ‘off the shelf items’. Delays in delivery can delay the final manufacturing, assembling, and testing of the LifeCradle® devices.

The OTS LifeCradle® has over 200 parts that have to be ordered or custom made to order. A delay in the availability of any one of these parts could hinder the LifeCradle® manufacturing and/or assembly process, thus causing delays in or issues with commercialization efforts. Backlogs in machining, molding, and production could also significantly impact product delivery. Since production volumes and related economics of LifeCradle® components can be relatively low for OTS manufacturing and assembly vendors, OTS may encounter difficulties in achieving prioritization of its LifeCradle® components in manufacturing and assembly runs as well as in issue resolution with these vendors

If OTS is not successful in developing, testing, manufacturing, and selling the LifeCradle® devices for non-heart transplants (e.g., lung, liver, or kidney transplants); our business revenues and profitability will be significantly limited.

The use of proceeds from this financing includes development and commercialization of the LifeCradle® device and solutions for the lung, liver, and kidney organs. Each of these LifeCradle® organ systems will have unique characteristics which will eventually require independent product development, pre-clinical research, regulatory and commercialization initiatives. The successful commercialization of these non-heart LifeCradle® devices will be complex, time-consuming, expensive, and subject to many variables which are difficult to accurately project. These LifeCradle® non-heart device and solutions are subject to the same risks as discussed in this document for the LifeCradle® heart device and solutions.

LifeCradle® device and solutions will need to be proven significantly more efficacious and/or cost-effective than the static, cold storage technique currently used in donor organ preservation in order to be commercially successful.
The LifeCradle® family of products must prove to be significantly more efficacious and/or cost-effective to be commercially adopted by transplant surgeons, transplant hospitals and the overall transplant community through expensive and time-consuming clinical trials and through peer reviewed published research.

Organ Transport Systems has not yet established a sales and marketing team and implemented sales and marketing strategies necessary to realize its revenue and profitability projections. Failure to do so could result in less than optimal corporate results. The establishment of an OTS sales and marketing team with the appropriate operating room and donor organ procurement experience will be necessary to successfully commercialize the LifeCradle® both within the United States and internationally. Recruiting and retaining an effective sales and marketing team will be complex, expensive and time consuming. The OTS sales and marketing team must effectively develop relationships, train, educate and otherwise interface with heart, lung, and abdominal transplant surgeons as well as organ procurement organizations (OPO) in order that OTS reach its revenue projections.

OTS success depends on its ability to retain its current management team and to recruit and retain the most highly effective personnel for the execution of its business plan and objectives. OTS’ future success is largely dependent upon retaining its current Chief Executive Officer, other management team members, as well as certain other consultants and advisors that have taken OTS through the product development and pre-clinical research phases over the past four (4) years. Further, OTS’ future success is dependent upon its ability to attract, retain, and motivate additional highly-qualified scientists, engineers, managers, sales/marketing personnel as well as certain consultants and advisors to execute its business plan and strategies. Specifically, OTS will require the hiring of a significant number of qualified personnel for clinical testing, regulatory, marketing and sales, engineering, scientific, clinical support, and administration. Current and future key employees work with OTS on an ‚at will‛ basis and could potentially terminate their employment at any time with little advance notice. Loss of any key OTS team member could delay or otherwise negatively impact OTS’ achievement of its business plan and commercialization objectives. OTS may face intense demand and competition for these types of skilled employees, consultants, and advisors.

OTS’ commercial success is predicated on achieving excellent future clinical results and timely regulatory clearances with the FDA and other international regulatory agencies in future clinical studies. OTS must complete complex, time-consuming and expensive clinical studies and regulatory clearances separately for each of its LifeCradle® organ devices (e.g., heart, lung, kidney and liver) in the U.S. and other countries to demonstrate the safety and efficacy of the LifeCradle® and allow for the LifeCradle® to be marketed in those geographies. Further, these regulatory clearances are subject to a high level of uncertainty and to future changes in regulatory clearance criteria. Positive results realized in OTS animal studies do not assure positive outcomes and regulatory clearances in human regulatory trials. In order that OTS achieve its regulatory objectives, we will need to realize rapid enrollment of patients in the clinical trials, a low level of adverse events, and compliance with the clinical trial protocol and other regulatory requirements. Consequently, slow enrollment, a high incidence of serious adverse events, changing regulatory criteria and/or failure to meet regulatory requirements could significantly delay or prevent regulatory clearances for the LifeCradle®, thus potentially precluding the commercialization of some or all of the LifeCradle® technologies.

Product liability suits and regulatory challenges could delay testing and commercialization of LifeCradle® products and consume substantial amounts of resources. Malfunction of the devices that result in loss or damage of donor organs would be harmful or potentially fatal to patients, thus the company could encounter potential lawsuits with expensive legal fees, settlements, and associated product revisions.

Product design issues and malfunctions can result in adverse events and potential liabilities for OTS. Although the company will have product liability insurance, the rates could greatly increase if problems occur. If there are unforeseen product design issues or malfunctions, the FDA can enforce a product recall and/or halt in device production.  FDA inspections could find issues with required guidelines not being followed that could result in a delay in manufacturing of LifeCradle® devices until the issue(s) are corrected. Any significant modification in device design will require additional regulatory review and approval which could delay the commercialization process. Significant adverse events related to product issues encountered during the clinical trials could also initiate regulatory action that could halt or delay the regulatory trials, thus impacting OTS’s achievement of business objectives.

Both product malfunction and regulatory citations for non-compliance to FDA regulations could require significant expenses to cure and could delay the projected timelines for the product introductions, marketing, and sales.

OTS must maintain expensive product liability insurance coverage for the clinical trials in Europe and in the USA following commercial sale of the devices. OTS may not be able to obtain insurance coverage particularly if problems are encountered with its LifeCradle® products.

Government regulations in the US and Europe may change and require modifications in both the regulatory approval and reimbursements for use of the LifeCradle® technologies. OTS could be negatively impacted from a regulatory, reimbursement or operational standpoint from potential healthcare reform and changes currently being contemplated by the US federal government or by other governments.

OTS has no control over changes in US and other government regulations and guidelines that pertain to FDA and other country regulatory processes and reimbursement decisions for use of the LifeCradle® devices. These guidelines and regulations are subject to change from time to time. The current initiative to reform US healthcare could result in stricter transplant approval criteria or less reimbursement for transplants. Government regulatory changes could also potentially force modifications in the design of the LifeCradle® technologies or require additional clinical trials not originally anticipated. Any such changes would likely be expensive and delay the commercialization of the LifeCradle®. Assuming the LifeCradle® devices are cleared by the US FDA and/or other regulatory bodies, OTS will still be required, on an ongoing basis, to maintain all the regulatory guidelines and regulations. Compliance with these ongoing requirements necessitates a dedicated regulatory and quality staff, policies and procedures as well as continual surveillance of manufacturing, marketing and selling processes and activities related to the LifeCradle® product line. Failure to do so can have material adverse effects on the success of the company. Regulatory and reimbursement reforms driven by the economy, new scientific findings, or clinical practice also could have adverse effects on the business.

Reimbursement for use of the LifeCradle® technologies will be crucially important to the success of the company. OPOs and hospitals/transplant centers will need CMS and other similar agencies in non-US countries as well as other third party reimbursement to cover the procurement costs using the LifeCradle® devices.

Currently there are no perfusion devices being reimbursed for use with donor hearts. Successful reimbursement may not occur until beneficial outcomes are available to support the use of the technologies in donor hearts. This could potentially take extended studies over many years before decisions are made to reimburse the use of the LifeCradle® with donor hearts or other organs addressed in the future by the LifeCradle® technologies.
The medical device industry is very competitive and prone to litigation concerning intellectual property. Infringement of third party intellectual property rights poses potential risks for OTS.

Although OTS has received a freedom to operate opinion from third party attorneys from the patents that have been issued, there may be IP that has not been made public that could impact that opinion. Infringement by the LifeCradle® on the IP of others could potentially require significant settlement fees, license fees, etc. All such potential costs have not been projected in the OTS business plan. OTS will aggressively pursue capture of IP to protect the LifeCradle® technologies in the USA and in the European Union as well as Canada and Australia. If OTS is unable to maintain a strong IP position with the LifeCradle® technologies, its competitive advantage could be in jeopardy and could preclude or adversely affect the commercialization of the LifeCradle®.

Item 2A. Financial Information.

Attached as Exhibit 99.1.

Item 3.	Properties.

Organ Transport Systems, Inc. uses a corporate office located at 6170 Research Parkway. Frisco, Texas 75034, and our telephone number is (972) 987-1312.  That has now become our main offices as a result of the Share Exchange.

Organ Transport Systems, Inc. management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  Organ Transport Systems, Inc. does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding the beneficial ownership of the 130,425,000 fully diluted shares of our Common Stock as of February 18, 2011.  Information is provided for the following:

1.	Each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of Class A Common Stock;
2. 3.	Each of our Directors and Executive Officers; and Our directors and officers as a group.
Title	Name and Address	Amount and	Percentage
of Class	of Beneficial Owner	Nature of	of Class(2)
		Beneficial Ownership

Common Stock	Michael B. Holder, CEO 6170 Research Road, Suite 103 Frisco, Texas	--	--
Common Stock	Hyman P. White, Director 6170 Research Road, Suite 103 Frisco, Texas
Common Stock	Jancy Gregorio (former CEO) 2432 M. de la Cruz Street Pasay City, Metro Manila, Philippines	8,000,000	6.3%
Total Directors and Officers as a Group		8,000,000	6.3%

Common Stock	Healthcare of Today, Inc. 2219 W. Olive Ave #266 Burbank, CA 91506	78,255,000	60.0%

Item 5.	Directors and Executive Officers

Set forth below is certain information concerning the directors and executive officers of the Company or its new subsidiary, Organ Transport Systems, Inc.

Name	Age	Position
Allezoe Medical:
Michael B. Holder	48	Chairman and Chief Executive Officer
Hyman P. White	68	Director and Secretary/Treasurer
Organ Transport Systems:
Michael B. Holder	48	Chairman and Chief Executive Officer
Hyman P. White	68	Director and Executive Vice President of Business Development
Thomas D. Franklin, Jr., Ph.D.	69	Executive Vice President, Research, Regulatory and Operations
Howell E. Warner	62	Vice President, Research and Technology
Kirk Shields	42	Director of Quality Assurance
Rusty Mayeux	59	Director of Corporate Development

Biographies

Michael B. Holder, MBA, Chairman and Chief Executive Officer
Michael B. Holder is an experienced executive with over 25 years of demonstrated success in operational, fund-raising, and transactional capacities. Prior to his current role, Mr. Holder is currently the Chairman and Chief Executive Office of Organ Transport Systems, Inc..  a medical device company.  Mr. Holder is also a Founder, Director and has served as acting CFO of Servergy Inc., a computer hardware company.  Mr. Holder previously was a Vice President with and managed  the technology solutions business for Premier Inc., an $18 billion hospital group purchasing organization and supplier. During Mr. Holder’s career, he has served as an executive with both a leading healthcare company, BeaconEye Inc., where he completed an IPO and a strategic sale of the company, and with the Sam Walton family private equity fund, Heartland Capital Partners. Mr. Holder has also executed mergers and acquisitions for AMR Corporation. Mr. Holder currently serves on the board of Servergy, Inc. and Tribute Medical LLC. Mr. Holder received his M.B.A. from the Wharton School of Business, his B.S. in Business Administration from the University of North Carolina, and previously earned CPA designation in Texas.

Hyman P. White, Founder and EVP Business Development and Governmental Affairs
Mr. Hyman White is the founder of OTS. His successful career includes over 33 years of business experience in the medical technology and medical device marketplace with particular expertise in sales and marketing. Mr. White brings a history of outstanding leadership beyond the U.S., including direct responsibility for operations in Europe, South America and Asia. Mr. White’s international experience includes the complete development of master health care plans for both Malaysia and Indonesia. Prior to OTS, Mr. White served several respected organizations including Baxter, C.R. Bard and Motorola. Mr. White earned his B.B.A. in Marketing and Finance from the University of North Texas.

Thomas D. Franklin, Jr., Ph.D., Executive Vice President, Research, Regulatory and Operations
Dr. Thomas Franklin is an accomplished and well-published cardiovascular physiologist with 34 years of experience as a researcher, educator, and technology administrator at Indiana University School of Medicine. In addition to most recently serving as CEO of the Texas Health Research Institute, Dr. Franklin’s distinguished career includes serving organizations such as Interscience Research Institute, McDonnell-Douglas Corp. on the NASA/USAF Project Gemini B Manned Orbital Laboratory, and as President and Executive Director of the Indianapolis Center for Advanced Research. Dr. Franklin received his Ph.D. in Physiology and Biophysics from the University of Illinois at Urbana-Champaign, his M.S. in Cardiovascular Physiology from Bowman Gray School of Medicine, and his B.S. in Biology from Wake Forest University.

Howell E. Warner, CPTC, Vice President, Research and Technology
Mr. Howell Warner was Founder and Executive Director of the organ procurement organization in Fort Worth, Texas prior to its merger with LifeGift. He was also the Director of the kidney transplant program at Harris Methodist Fort Worth, during which time its successful tissue bank was established. His medical device experience extends to several early perfusion devices in both the experimental model and in the clinical setting. Mr. Warner is certified by the American Board of Transplant Coordinators, is an Associate member of the Texas Transplant Society, a member of the North American Transplant Coordinators Organization, and a former member of the Southeastern Organ Procurement Foundation and United Network for Organ Sharing (‚UNOS‛). Mr. Warner attended the University of the South and earned his B.A. in Chemistry from Vanderbilt University.

Mr. Holder, Mr. White, Dr. Franklin, and Mr. Warner are full-time employees of the Company or of Organ Transport. The Company has adopted a strategy of working with leading consultants in various functional areas on a part-time basis to bolster its management capabilities without unnecessarily incurring the costs of employing such people on a full-time basis. Dr. Slepian, Dr. Silver, Mr. Wenrich, Dr. Chacon, Mr. Mayeux, and Mr. Shields work as consultants. The company has a detailed staffing plan which would include the hiring of approximately 100 employees over a 3-4 year period time.

Kirk Shields, Director, Quality Assurance
Mr. Shields has 15 years experience in the quality management systems compliant with FDA and ISO standards. He has served as quality assurance supervisor/manager for Bird Life Design Systems, Quality Manager for Measurement Assurance Technology and General Partner/Quality Manager for Stellar Calibration Services. He has assembled the OTS Quality Management System Manual as an external consultant and is now part of the OTS management team as Director of Quality Assurance. He has facilitated the employee training and implementation of quality management systems for companies seeking ISO 9001:2000 and ISO 17025:2005 certification as well as FDA 13458. In addition to his quality assurance background, Mr. Shields has extensive experience in the calibration of various instrumentation used in device manufacturing and testing. He has a BA from the University of Texas at Dallas.

David R. (Rusty) Mayeux, CPA, Director, Business Development
Mr. David R. ‘Rusty‛ Mayeux, President and Co-Founder of Everest Health Partners, L.P., has many years of experience providing operational and cost reduction solutions for the healthcare industry, as well as assisting with healthcare business development. He previously served as Executive Vice President of Acquisition and Development for Tenet Healthcare Corporation where he was responsible for identifying new business opportunities as part of Tenet’s strategic plan of building regional integrated delivery networks in selected markets by bringing selected acquisitions and affiliations to closure. During his leadership, the company acquired over 35 facilities representing over $3 billion in revenue. Additionally, Mr. Mayeux also had operational responsibility for the 650 employed and managed physicians included in the Tenet Physician Services subsidiary, and for Tenet’s sole international hospital in Barcelona, Spain. A CPA, Mr. Mayeux is a graduate of Louisiana State University with a B.S. in Accounting.

Item 6. Executive Compensation

The following table sets forth information concerning the aggregate compensation paid or to be paid by OTS to its executive officers. Information regarding compensation paid to the former officers of the Company has been omitted as the Share Exchange is being treated as a reverse merger transaction, so the financial results of the acquired company (Organ Transport) are being treated as the financial statements of the Company on a consolidated basis.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Michael B. Holder, Chairman and Chief Executive Officer	2010	156,500	-	-	-	-	-	-	$ 156,500
	2009	250,000	-	-	-	-	-	-	$ 250,000
	2008	87,677	-	-	183,088	-	-	-	$ 270,765
	2007	243,125	120,000	-	172,458	-	-	-	$ 535,583

Hyman P. White, Director, Executive Vice President Business Development and Investor Relations	2010	112,750	-	-	336,712	-	-	-	$ 449,462
	2009	150,000	-	-	-	-	-	-	$ 150,000
	2008	56,268	-	-	117,768	-	-	-	$ 174,036
	2007	135,260	42,000	-	117,972	-	-	-	$ 295,232
Thomas D. Franklin, Jr., Ph.D. , Executive Vice President, Research, Regulatory and Operations	2010	150,252	-	-	300,000	-	-	-	$ 450,252
	2009	200,000	-	-	-	-	-	-	$ 200,000
	2008	68,452	-	-	153,780	-	-	-	$ 222,232
	2007	173,906	63,000	-	136,884	-	-	-	$ 373,790
Howell E. Warner, Vice President, Research and Technology	2010	101,500	-	-	150,000	-	-	-	$ 251,500
	2009	175,000	-	-	-	-	-	-	$ 175,000
	2008	55,431	-	-	75,778	-	-	-	$ 131,209
	2007	135,260	42,000	-	74,556	-	-	-	$ 251,816
Susie Bodnar, Treasurer and Controller	2010	46,250	-	-	-	-	-	-	$ 46,250
	2009	-	-	-	27,723	-	-	-	$ 27,723
	2008	-	-	-	5,000	-	-	-	$ 5,000
	2007	-	-	-	5,000	-	-	-	$ 5,000
Kirk Shields, Director of Quality Assurance	2010	-	-	-	-	-	-	-	$ -
	2009	-	-	-	-	-	-	-	$ -
	2008	9,000	-	-	-	-	-	-	$ 9,000
	2007	9,775	-	-	7,991	-	-	-	$ 17,766
Rusty Mayeux, Director of Corporate Development	2010	-	-	-	-	-	-	-	$ -
	2009	-	-	-	-	-	-	-	$ -
	2008	-	-	-	-	-	-	-	$ -
	2007	-	-	-	-	-	-	-	$ -

Compensation Committee

We have not formed an independent compensation committee.

DIRECTOR COMPENSATION

No compensation has been paid to date by the Company to any non-employee directors.
Item 7.	Certain Relationships and Related Transactions, and Director Independence.
None
Item 8.	Legal Proceedings.

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Our common stock, par value $0.001 per share, has a trading symbol (“ALZM”) but has been thinly traded on the Over-The-Counter Bulletin Board (“OTCBB”).  Prior to February 18, 2011, our common shares traded under the symbol “SFML”
The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.
Holders

As of the date of this Current Report, 130,425,000 shares of common stock are issued and outstanding.  There are approximately 36 shareholders of our common stock.

Transfer Agent and Registrar

The Transfer Agent for our common stock is Holladay Stock Transfer, with an address at 2939 North 67th Place, Scottsdale, AZ 85251. Holladay Stock Transfer’s telephone number is (480) 481-3940.

Penny Stock Regulations

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our common stock will be made at the discretion of our board of directors out of funds legally available for such purpose.  We are under no contractual obligations or restrictions to declare or pay dividends on our shares of common stock.  In addition, we currently have no plans to pay such dividends.  However, even if we wish to pay dividends, we may be restricted from distributing dividends to our holders of shares of our common stock in the future if at the time we are unable to obtain sufficient dividend distributions from and of Organ Transport Systems, Inc.. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.  See “Risk Factors.”

Equity Compensation Plan Information

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

Item 10.	Recent Sales of Unregistered Securities.
Pursuant to the Acquisition Agreement, on February 18, 2011, we issued 78,255,000 shares of Common Stock to Healthcare of Today, Inc., the sole Organ Transport Systems, Inc. shareholder, in exchange for 100% of the outstanding shares of Organ Transport Systems, Inc.  These shares of Common Stock were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal (one), size of the offering, manner of the offering and number of securities offered.

We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, the new shareholder had the necessary investment intent as required by Section 4(2) since it agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for Share Exchange transaction.

The offering also would be an exempt offering under Section 3(a)(11) because  it was made to a single person in one state (California).

Item 11.	Description of Registrant’s Securities to be Registered.

The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation and Bylaws, and by the applicable provisions of Delaware state law.

Common Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”) of which 130,425,000 shares are issued and outstanding as of February 18, 2011.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our common stock will be made at the discretion of our board of directors out of funds legally available for such purpose.  We are under no contractual obligations or restrictions to declare or pay dividends on our shares of common stock.  In addition, we currently have no plans to pay such dividends.  However, even if we wish to pay dividends, we may be restricted from distributing dividends to our holders of shares of our common stock in the future if at the time we are unable to obtain sufficient dividend distributions from and of Organ Transport Systems, Inc.. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.  See “Risk Factors.”

Voting Rights

Holders of Common Stock are entitled to one (1) vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company.

Item 12.	Indemnification of Directors and Officers.

The Delaware Business Corporation Act, as amended (the “Delaware  Act"), provides that, in general, a business corporation may  indemnify any person who is or was a party to any  proceeding (other than an action by, or in the right of, the corporation)  by reason  of the fact that he or she is or was a director or officer of  the corporation, against liability incurred in connection with such  proceeding, including any appeal thereof, provided  certain standards  are met, including that such officer or director  acted in  good faith and in a manner he or she reasonably believed to be in,  or not opposed to, the best interests of the corporation, and provided  further  that, with respect to any  criminal  action  or proceeding,  the  officer or director had no reasonable cause  to believe  his  or  her  conduct  was  unlawful.  In the  case   of   proceedings by or in the right of the corporation, the Delaware Act provides that, in general, a corporation may indemnify any  person who was or is a party to any such proceeding by reason of the fact that  he or she is or was a director or officer of the corporation against  expenses  and  amounts paid in  settlement  actually  and reasonably  incurred in connection with the defense or  settlement of  such  proceeding, including any appeal thereof, provided  that such  person  acted  in  good faith and in  a  manner  he  or  she reasonably  believed  to  be  in, or  not  opposed  to,  the  best interests of the corporation, except that no indemnification shall be  made  in  respect  of any claim as to  which  such  person  is adjudged   liable   unless  a  court  of  competent   jurisdiction determines  upon application that  such  person  is  fairly  and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise  in  the  defense of any of the proceedings described above, the Delaware Act provides  that  the  corporation is  required  to  indemnify  such officers  or  directors against expenses actually  and  reasonably incurred in connection therewith. However, the Delaware Act further provides  that,  in  general, indemnification  or  advancement  of expenses  shall  not be made to or on behalf  of  any  officer  or director  if a judgment or other final adjudication  establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation  of the  criminal  law, unless the director or officer had  reasonable cause to believe his or her conduct  was  lawful  or  had  no reasonable  cause to believe it was unlawful; (ii)  a transaction from  which  the director or officer derived an improper  personal benefit;  (iii)  in  the case of a director, a circumstance  under which  the  director has voted for or assented to  a  distribution made in violation of the Delaware Act or the corporation's articles of  incorporation;  or  (iv)  willful misconduct  or  a  conscious disregard  for  the  best  interests  of  the  corporation  in   a proceeding  by  or in the right of the corporation  to  procure  a  judgment in its favor or in a proceeding by or in the right  of  a shareholder.   Under  the  terms  of  the  Company's  Articles  of Incorporation and Bylaws, the Company shall indemnify any director or  officer or any former director and officer, and may  indemnify any  employee  or  former employer, in each case  to  the  fullest extent permitted by law.

Item 13.    Financial Statements and Supplementary Data.

Please see our financial statements attached as Exhibit 99.1 of this Current Report.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

Please see our financial statements attached as Exhibit 99.1 of this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits

(a)
 Financial statements of businesses acquired.  The audited financial statements of Organ Transport Systems, Inc. for its fiscal years ended December 31, 2009 and 2008 are attached to this Report as Exhibit 99.1

(b)	Pro forma financial information. Pro forma financial information is attached as Exhibit 99.2.

(c)
Shell company transactions.  The audited financial statements of Organ Transport Systems, Inc. for its fiscal years ended December 31, 2009 and 2008 are attached to this Report as Exhibit 99.1. and the unaudited financial statements for the nine months ended September 30, 2010.

(d)	Exhibits

The following documents are filed as an exhibit to this Report:

Exhibit Designation	Description of Exhibit

3	Amendment to Articles of Incorporation to change corporate name to Allezoe Medical Holdings, Inc. filed February 9, 2011

10*                          Acquisition Agreement dated January 24, 2010 between Stanford Management Ltd.,
Healthcare of Today, Inc. and Organ Transport Systems, Inc.

99.1	Financial Statements of Organ Transport Systems, Inc. for years ended December 31, 2009 and 2008 and for the unaudited nine months ended September 30, 2010

99.2	Pro Forma Consolidated Financial Statements for fiscal years ended August 31, 2010 and 2009 (unaudited)

* Previously filed as Exhibit 10 to Form 8-K filed on January 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed by the undersigned hereunto duly authorized.

Dated:                      February 28, 2011

       ALLEZOE MEDICAL HOLDINGS, INC.

By:    /s/       MICHAEL B. HOLDER
         Michael B. Holder, Chief Executive Officer
         President and Director